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                                                                       Exhibit 5




                              Godfrey & Kahn, S.C.
                                Attorneys at Law
                             780 North Water Street
                            Milwaukee, WI 53202-3590
                                  www.gklaw.com

Phone:       414-273-3500                                   Fax:    414-273-5198


                                  July 12, 2002

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:


     Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Marshall & Ilsley Corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") with respect to shares of common stock of the Corporation, $1.00 par value ("Common Stock"), issuable in connection with the merger (the "Merger") of the Corporation and Mississippi Valley Bancshares, Inc., as described in the Proxy Statement/Prospectus included in the Registration Statement.

     As counsel to the Corporation, we are familiar with the Restated Articles of Incorporation and the By-laws of the Corporation. We have also examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to enable us to render this opinion.

     Based upon the foregoing, it is our opinion that the shares of Common Stock of the Corporation, when issued upon the effectiveness of the Merger and delivered to the holders of common stock of Mississippi Valley Bancshares, Inc., will be validly issued, fully paid and nonassessable, subject to Section 180.0622(2)(b) of the Wisconsin Statutes.

     Section 180.0622(2)(b) of the Wisconsin Statutes provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months' service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon issuance thereof.

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Marshall & Ilsley Corporation
July 12, 2002
Page 2



     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.



                                                 Very truly yours,

                                                 /s/ Godfrey & Kahn, S.C.

                                                 GODFREY & KAHN, S.C.